Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus consituting part of this Registration Statement on Form S-3 of Viacom Inc. and Viacom Interntional Inc. of our reports dated June 3, 1994, appearing on page F-2 and page 4 of Item 14 (a) in the Paramount Communications Inc. Transition Report on Form 10-K for the eleven month period ended March 31, 1994, as amended by Form 10-K/A Amendment No. 1 dated July 29, 1994 and as further amended by Form 10-K/A Amendment No. 2 dated August 12, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
April 12, 1995



Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Viacom Inc. and Viacom International Inc. of our reports dated February 4, 1994, except as to Note2., which is as of March 11, 1994, appearing on pages II-32 and F-2 of the Viacom International Inc. Annual Report on Form 10-K for the year ended December 31, 1993, as ammended by Form 10-K/A Amendment No. 1 dated May 2, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
April 12, 1995